Exhibit 3.80

CORPORATE ACCESS NUMBER: 2012308413

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

CENTENNIAL GAS LIQUIDS ULC

WAS INCORPORATED IN ALBERTA ON 2006/03/23.

Articles Of Incorporation

Business Corporations Act

Section 6

1.                     Name of Corporation

CENTENNIAL GAS LIQUIDS ULC

2.                      The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

THE ATTACHED SCHEDULE OF SHARE CAPITAL IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

3.                      Restrictions on share transfers (if any):

THE ATTACHED SCHEDULE OF SHARE TRANSFER RESTRICTIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

4.                      Number, or minimum and maximum number, of directors that the corporation may have:

Minimum 1; Maximum 10

5.                      If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):

None

6.                      Other rules or provisions (if any):

THE ATTACHED SCHEDULE OF OTHER RULES OR PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

7.	Date authorized by Incorporators:	2006 / 03 / 23
Year/ Month / Day

Incorporators

Name of Person Authorizing (please print)	Address: (including postal code)	Signature
Catherine M. Merrett	#1250, 639 - 5th Avenue SW	/s/ Catherine M. Merrett
Calgary, AB T2P 0M9

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator, Box 3140. Edmonton, Alberta T5J 4LA, (780) 427-7013.

REG 3047 (Rev. 2003/05)

FILED ELECTRONICALLY

MAR 23 2006

BY TINGLE MERRETT LLP

SCHEDULE OF SHARE CAPITAL

Share Structure:

The Corporation is hereby authorized to issue an unlimited number of Class A Common Shares, an unlimited number of Class B Common Shares and an unlimited number of Class C Shares, such Class A, Class B and Class C Shares having attached thereto the following rights, privileges, restrictions and conditions:

1.                                      Class A Common Shares

(a)                                 Voting

The holders of Class A Common Shares shall be entitled to receive notice of, attend at and vote at all meetings of Shareholders on the basis of one (1) vote for each Class A Common Share held;

(b)                                 Dividends

Subject to the rights of the holders of any class of shares ranking senior to the Class A Common Shares, the holders of the Class A Common Shares shall be entitled to receive and participate rateably in any dividends declared by the Board of Directors of the Corporation except in respect of such dividends as may be declared in favour of the holders of Class B Common Shares, Class C Shares or any other class of shares issued by the Corporation to the exclusion of the holders of Class A Common Shares. No dividend shall be declared or paid on Class A Common Shares in respect of entitlement to share in the remaining property of the Corporation in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets or property for the purpose of winding up the affairs of the Corporation, if such declaration or payment would cause the realizable value of the assets of the Corporation to be less than the aggregate of:

(i)                                     its liabilities;

(ii)                                  the stated capital of all issued and outstanding shares of the Corporation; and

(iii)                               the amount the Corporation would be required to pay on a complete redemption or purchase of any issued and outstanding redeemable preferred shares in the capital of the Corporation.

(c)                                  Liquidation, Dissolution or Winding-up

Subject to the rights of the holders of any class of shares ranking senior to the Class A Common Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Class A Common Shares and Class B Common Shares shall be entitled to share rateably in the distribution of the remaining assets of the Corporation.

2.                                      Class B Common Shares

(a)                                 Non-Voting

The holders of Class B Common Shares shall not be entitled to receive notice of, attend at or vote at all meetings of Shareholders;

(b)                                 Dividends

Subject to the rights of the holders of any class of shares ranking senior to the Class B Common Shares, the holders of the Class B Common Shares shall be entitled to receive and participate rateably in any dividends declared by the Board of Directors of the Corporation except in respect of such dividends as may be declared in favour of the holders of Class A Common Shares, Class C Shares or any other class of shares issued by the Corporation to the exclusion of the holders of Class B Common Shares. No dividend shall be declared or paid on Class B Common Shares in respect of entitlement to share in the remaining property of the Corporation in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets or property for the purpose of winding up the affairs of the Corporation, if such declaration or payment would cause the realizable value of the assets of the Corporation to be less than the aggregate of:

(i)                                     its liabilities;

(ii)                                  the stated capital of all issued and outstanding shares of the Corporation; and

(iii)                               the amount the Corporation would be required to pay on a complete redemption or purchase of any issued and outstanding redeemable preferred shares in the capital of the Corporation.

(c)                                  Liquidation, Dissolution or Winding-up

Subject to the rights of the holders of any class of shares ranking senior to the Class B Common Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Class A Common Shares and Class B Common Shares shall be entitled to share rateably in the distribution of the remaining assets of the Corporation.

3.                                      Class C Shares

(a)                                 The Class C Shares shall be issuable in one or more series at any time and from time to time.

(b)                                 The Directors of the Corporation, by resolution made prior to the issuance of Class C Shares of a particular series, shall fix the number of Class C Shares in the particular series and shall determine the designation, rights, privileges, restrictions and conditions attaching to the Class C Shares of the particular series.

(c)                                  The Directors of the Corporation may change the rights, privileges, restrictions and conditions attached to unissued shares of any series.

SCHEDULE OF SHARE TRANSFER RESTRICTIONS

Share Transfer Restrictions:

No transfer, assignment or conveyance of any securities of the Corporation shall be made or registered in the securities register of the Corporation without the approval of a majority of the directors of the Corporation.

SCHEDULE OF OTHER RULES OR PROVISIONS

Other Rules or Provisions:

(a)                                 The Directors of the unlimited liability corporation may, between annual general meetings, appoint one or more additional Directors of the unlimited liability corporation to serve until the next annual general meeting, but the number of additional Directors shall not at anytime exceed one-third of the number of Directors who held office at the expiration of the last annual general meeting of the unlimited liability corporation.

(b)                                 The unlimited liability corporation shall have a lien on the shares registered in the name of a Shareholder or his legal representative for a debt of that Shareholder to the unlimited liability corporation.

(c)                                  The holder of a fractional share of the unlimited liability corporation shall be entitled to exercise any voting rights and to receive any dividend in respect of the fractional share.

(d)                                 The liability of each of the shareholders of the unlimited liability corporation for any liability, act or default of the unlimited liability corporation is unlimited in extent and joint and several in nature.

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date:         2006/03/23

Corporate Access Number:      2012308413

Service Request Number:	8457824
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	CENTENNIAL GAS LIQUIDS ULC
French Equivalent Name:
Nuans Number:	86053699
Nuans Date:	2006/03/09
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	#1250, 639 - 5TH AVENUE SW
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0M9

RECORDS ADDRESS
Street:	#1250, 639 - 5TH AVENUE SW
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0M9

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	THE ATTACHED SCHEDULE OF SHARE CAPITAL IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Share Transfers	THE ATTACHED SCHEDULE OF SHARE TRANSFER RESTRICTIONS IS

Restrictions:	INCORPORATED INTO AND FORMS PART OF THIS FORM.
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER RULES OR PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Professional Endorsement Provided:
Future Dating Required:
Registration Date:	2006/03/23

Director

Last Name:	CREAMER
First Name:	STEPHEN
Middle Name:	J.
Street/Box Number:	449A COLUMBINE STREET
City:	DENVER
Province:	COLORADO
Postal Code:	80206
Country:
Resident Canadian:

Last Name:	STEVENS
First Name:	CHRIS
Middle Name:
Street/Box Number:	134 - 6TH AVENUE NW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2M 0A7
Country:
Resident Canadian:	Y

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2006/03/23
Restrictions on Share Transfers	ELECTRONIC	2006/03/23
Other Rules or Provisions	ELECTRONIC	2006/03/23

Registration Authorized By: CATHERINE M. MERRETT

SOLICITOR